CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tanke Biosciences Corporation

We hereby consent to the use, in the registration statement on Form S-1/A dated April 27, 2012 of the audited financial statements of Tanke Biosciences Corporation for the years ended December 31, 2010 and 2009 and the results of their operations and cash flows for the years then ended, stated in our report dated May 12, 2011.

Yours truly,

____________________________________________
PARKER RANDALL CF (H.K.) CPA LIMITED
Certified Public Accountants,
Hong Kong

April 27, 2012